Exhibit 8.1

TELEPHONE: 1-212-558-4000 FACSIMILE: 1-212-558-3588 WWW.SULLCROM.COM	125 Broad Street New York, New York 10004-2498 LOS ANGELES • PALO ALTO • WASHINGTON, D.C. BRUSSELS • FRANKFURT • LONDON • PARIS BEIJING • HONG KONG • TOKYO MELBOURNE • SYDNEY

March 1, 2018

Prudential Financial, Inc.,

    751 Broad Street,

        Newark, New Jersey 07102.

Ladies and Gentlemen:

We have acted as counsel to Prudential Financial, Inc., a New Jersey corporation (“Prudential”), in connection with the filing of the prospectus supplements, each dated March 1, 2018 (the “Prospectus Supplements”), to the prospectus dated March 1, 2018, contained in the Registration Statement on Form S-3 (the “Registration Statement”) filed by Prudential on March 1, 2018. We hereby confirm to you that our opinion is as set forth in the Prospectus Supplements under the caption “Certain Federal Income Tax Considerations”.

We hereby consent to the filing with the Securities and Exchange Commission of this letter as an exhibit and the reference to us under the headings “Certain Federal Income Tax Considerations” in the Prospectus Supplements. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ SULLIVAN & CROMWELL LLP